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                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------


The Board of Directors and Shareholders
Stagecoach Funds, Inc.:

We consent to incorporation by reference in Stagecoach Funds, Inc.'s Post-Effective Amendment No. 43 to the Registration Statement Number 33-42927 on Form N-1A under the Securities Act of 1933 and Amendment No. 44 to the Registration Statement Number 811-6419 on Form N-1A under the Investment Company Act of 1940 of our report dated February 6, 1998, on the financial statements and financial highlights of the Index Allocation Fund and Strategic Growth Fund (two of the funds comprising Stagecoach Funds, Inc.) as of December 31, 1997, and for the periods indicated therein, which report has been incorporated by reference into each statement of additional information.

We also consent to incorporation by reference of our reports dated May 9, 1997, on the financial statements and financial highlights of the Asset Allocation Fund, Balanced Fund, Diversified Income Fund, Equity Value Fund, Growth Fund (formerly Growth and Income Fund), Small Cap Fund, and U.S. Government Allocation Fund (seven of the funds comprising Stagecoach Funds, Inc.) as of March 31, 1997, and for the periods indicated therein, which report has been incorporated by reference into each statement of additional information. All years indicated in the financial highlights ending prior to January 1,1992, of the Asset Allocation Fund and U.S. Government Allocation Fund were audited by other auditors whose report dated February 19, 1992, expressed an unqualified opinion on this information. All years indicated in the financial highlights ending prior to October 1, 1995 for the Balanced Fund and Equity Value Fund were audited by other auditors whose reports dated November 15,1995 and November 22, 1994, expressed unqualified opinions on this information. All years indicated in the financial highlights ending prior to January 1, 1992 for the Growth Fund were audited by other auditors whose report dated February 19, 1992, expressed an unqualified opinion on this information.

We also consent to incorporation by reference of our reports dated May 9, 1997, on the financial statements and financial highlights of the Asset Allocation Master Portfolio and U.S. Government Allocation Master Portfolio (two of the master portfolios comprising Master Investment Trust) as of March 31, 1997, and for the periods indicated therein, which reports have been incorporated by reference into each statement of additional information.

We also consent to incorporation by reference of our report dated February 14,1997, on the financial statements and financial highlights of the Asset Allocation Fund and Strategic Growth Fund (two of the funds comprising Overland Express Funds, Inc.) as of December 31, 1996, and for the periods indicated therein, which report has been incorporated by reference into each statement of additional information.

We also consent to the reference to our Firm under the heading "Financial Highlights" in each prospectus and "Independent Auditors" in each statement of additional information.

/s/ KPMG Peat Marwick LLP

San Francisco, California
March 30, 1998